Exhibit 21

                         First Bancorp and Subsidiaries
                       List of Subsidiaries of Registrant


Name of Subsidiary
  and Name under
 Which Subsidiary                                                                                    I.R.S. Employer
Transacts Business              State of Incorporation              Address of Subsidiary         Identification Number
------------------              ----------------------              ---------------------         ---------------------
                                                              341 North Main Street
First Bank (1)                  North Carolina                Troy, North Carolina  27371-0508          56-0132230

                                                              355 Bilhen Street
Montgomery Data Services, Inc.  North Carolina                Troy, North Carolina  27371-0627          56-1421914

First Bancorp Financial                                       341 North Main Street
Services, Inc.                  North Carolina                Troy, North Carolina  27371-0508          56-1597887

                                                              22 Winston Street
Home Savings, Inc. SSB          North Carolina                Thomasville, North Carolina 27360         56-0266584

(1) First Bank wholly owns two subsidiaries 1) First Troy Realty Corporation, a North Carolina corporation incorporated on May 12, 1999, located at 341 North Main Street, Troy, North Carolina 27371-0508 (I.R.S. Employer Identification Number 56-2140094) and 2) First Bank Insurance Services, Inc. a North Carolina corporation, located at 341 North Main Street, Troy, North Carolina 27371-0508 (I.R.S. Employer Identification Number 56-1659931)